As filed with the Securities and Exchange Commission on February 24, 2000.
                                                     REGISTRATION  NO. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           ALAMOSA PCS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    75-2853707
  (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                             4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

            ALAMOSA PCS HOLDINGS, INC. 1999 LONG TERM INCENTIVE PLAN
                              (Full Title of Plan)

                                DAVID E. SHARBUTT
                             CHIEF EXECUTIVE OFFICER
                           ALAMOSA PCS HOLDINGS, INC.
                             4403 BROWNFIELD HIGHWAY
                              LUBBOCK, TEXAS 79407
                                 (806) 722-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:
                            HAYNES AND BOONE, L.L.P.
                           901 MAIN STREET, SUITE 3100
                            DALLAS, TEXAS 75202-3789
                              ATTN: WM. S. KLEINMAN
                                 (214) 651-5000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                   PROPOSED
                                                                    MAXIMUM        PROPOSED MAXIMUM     AMOUNT OF
                 TITLE OF                     AMOUNT TO BE      OFFERING PRICE         AGGREGATE       REGISTRATION
       SECURITIES TO BE REGISTERED        REGISTERED(1)(2)(3)    PER SHARE(3)      OFFERING PRICE(3)       FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share         6,466,500           $24.00          $155,196,000        $40,972
==================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Alamosa PCS Holdings, Inc. Long Term Incentive Plan (the "Plan"). In addition, pursuant to Rule 416(c), under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to the terms of the Plan, an aggregate of 7,000,000 shares are issuable pursuant to awards granted thereunder. Prior to the effective date of this registration statement, 535,001 shares were issued pursuant to certain options granted under and exercised pursuant to the Plan. The 6,464,900 shares registered hereby represent the remaining shares issuable pursuant to the Plan.

(3) With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on February 17, 2000, as quoted on the Nasdaq National Market ($24.00 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the following documents filed by Alamosa PCS Holdings, Inc. a Delaware corporation (the "Company"), and the Plan with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement ("Registration Statement") by reference:

     (a) The Company's Registration Statement on Form S-1, as amended, effective as of February 2, 2000, Registration No. 333-89995 ("Registration No. 333-89995").

     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

     (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth under the caption "Description of Capital Stock -- Common Stock" in Registration No. 333-89995.

     All documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     The Company's Amended and Restated Certificate of Incorporation requires the Company to indemnify any person who was, is or is threatened to be made a party any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding by reason of the fact that he (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under Delaware General Corporation Law, as the same exists or may be amended.

     The Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be held personally liable to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty of care, except that a director shall continue to be held personally liable for (i) breach of the duty of loyalty, (ii) failure to act in good faith, (iii) engaging in intentional misconduct or knowingly violating a law, (iv) paying a dividend or approving a stock repurchase which was illegal under Delaware law, or (v) obtaining an improper personal benefit.

     The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit                            Description
-------                            -----------

4.1 Specimen certificate for shares of the Company's common stock, par value $.01 per share filed as Exhibit 4.1 to Amendment 2 to the Company's Registration Statement filed on Form S-1
               (Registration No. 333-89995), is incorporated herein by reference.



Exhibit                            Description
-------                            -----------

4.2            Amended and Restated Certificate of Incorporation of Alamosa PCS
               Holdings, Inc., filed as Exhibit 3.1 to Amendment 3 to the
               Company's Registration Statement filed on Form S-1 (Registration
               No. 333-89995), and incorporated herein by reference.

4.3 Amended and Restated Bylaws of Alamosa PCS Holdings, Inc., filed as Exhibit 3.2 to Amendment 3 to the Company's Registration
               Statement filed on Form S-1 (Registration No. 333-89995), and incorporated herein by reference.

4.4            The Company's 1999 Long Term Incentive Plan filed as Exhibit
               10.17 to Amendment 3 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-89995).

5.1            Opinion of Haynes and Boone, L.L.P.

23.1           Consent of PricewaterhouseCoopers LLP

23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

24.1           Power of Attorney (included on the signature page hereto).

ITEM 9. UNDERTAKINGS.

     A. Undertaking to Update

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   Undertaking With Respect to Documents Incorporated by Reference

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.   Undertaking With Respect to Indemnification

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lubbock, State of Texas, on February 24, 2000.

                                   ALAMOSA PCS HOLDINGS, INC.


                                   By:           /s/ DAVID E. SHARBUTT
                                      ------------------------------------------
                                                     David E. Sharbutt
                                            Chairman of the Board of Directors
                                                            and
                                                  Chief Executive Officer
                                               (Principal Financial Officer)


                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints David E. Sharbutt, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 24, 2000.


             SIGNATURE                                         TITLE
             ---------                                         -----

        /s/ DAVID E. SHARBUTT           Director, Chairman of the Board of Directors and Chief
-------------------------------------   Executive Officer
           David E. Sharbutt            (Principal Executive Officer)


         /s/ KENDALL W. COWAN           Chief Financial Officer
-------------------------------------   (Principal Financial Officer)
           Kendall W. Cowan

       /s/ MICHAEL R. BUDAGHER          Director
-------------------------------------
          Michael R. Budagher

        /s/ RAY M. CLAPP, JR.           Director
-------------------------------------
           Ray M. Clapp, Jr.

           /s/ SCOTTY HART              Director
-------------------------------------
              Scotty Hart

           /s/ THOMAS HYDE              Director
-------------------------------------
              Thomas Hyde

       /s/ SCHUYLER B. MARSHALL         Director
-------------------------------------
         Schuyler B. Marshall

          /s/ TOM M. PHELPS             Director
-------------------------------------
             Tom M. Phelps

         /S/ REAGAN W. SILBER           Director
-------------------------------------
           Reagan W. Silber

          /s/ JIMMY R. WHITE            Director
-------------------------------------
            Jimmy R. White

                                INDEX TO EXHIBITS

Exhibit                             Description
-------                             -----------

4.1 Specimen certificate for shares of the Company's common stock, par value $.01 per share filed as Exhibit 4.1 to Amendment 2 to the Company's Registration Statement filed on Form S-1
               (Registration No. 333-89995), is incorporated herein by reference.

4.2            Amended and Restated Certificate of Incorporation of Alamosa PCS
               Holdings, Inc., filed as Exhibit 3.1 to Amendment 3 to the
               Company's Registration Statement filed on Form S-1 (Registration
               No. 333-89995), and incorporated herein by reference.

4.3 Amended and Restated Bylaws of Alamosa PCS Holdings, Inc., filed as Exhibit 3.2 to Amendment 3 to the Company's Registration
               Statement filed on Form S-1 (Registration No. 333-89995), and incorporated herein by reference.

4.4            The Company's 1999 Long Term Incentive Plan filed as Exhibit
               10.17 to Amendment 3 to the Company's Registration Statement filed on Form S-1 (Registration No. 333-89995).

5.1            Opinion of Haynes and Boone, L.L.P.

23.1           Consent of PricewaterhouseCoopers LLP

23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

24.1           Power of Attorney (included on the signature page hereto).